EXHIBIT 107

CALCULATION OF FILING FEE TABLES

424(b)(5)
(Form Type)

UMH Properties, Inc.
(Exact name of Registrant as specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Carry Forward Securities
Carry Forward Securities	Equity	6.375% Series D Cumulative Redeemable Preferred Stock, par value $0.10 per share	415(a)(6)	$77,051,513		$77,051,513	.0001298	$10,001(1)(2)	S-3	333-238321	June 1, 2020	$10,001
Total Offering Amount						$77,051,513
Total Fees Previously Paid								$10,001
Total Fee Offsets
Net Fee Due								— (1)(2)

(1)
Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, or the Securities Act, based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-272051, except with respect to unsold securities that have been previously registered.

(2)
Securities being offered under this prospectus supplement represent only unsold securities previously registered on the prospectus supplement filed pursuant to Rule 424(b)(5) on January 10, 2023, or the Prior Prospectus Supplement, and an accompanying prospectus dated June 1, 2020, pursuant to a Registration Statement on Form S-3 (File No. 333-238321) filed with the Securities and Exchange Commission, or the SEC, on May 15, 2020 and declared effective on June 1, 2020. As of the date hereof, the registrant has not sold $77,051,513 of the securities registered pursuant to the Prior Prospectus Supplement (the “Unsold Securities”). In connection with the registration of such Unsold Securities, the registrant paid a registration fee of $10,001, which will continue to be applied to such Unsold Securities. In accordance with Rule 415(a)(6) under the Securities Act, only such $77,051,513 aggregate amount of Unsold Securities are covered by this prospectus supplement. Accordingly, no additional registration fee is payable. Pursuant to Rule 415(a)(6), this “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the current registration statement on Form S-3 filed with the SEC on May 18, 2023 (File No. 333-272051) to continue the offering of Unsold Securities initially registered under the Prior Prospectus Supplement.

Table 2:  Fee Offset Claims and Sources

Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2) Fee Offset Claims Fee Offset Sources
Rule 457(p) Fee Offset Claims
UMH Properties, Inc.	S-3	333-238321		May 15, 2020	$10,001	6.375% Series D Cumulative Redeemable Preferred Stock, par value $0.10 per share			$77,051,513